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                                                                     EXHIBIT A-2

                                [LOGO OF SEAL OF
                                     TEXAS]

                    [RAILROAD COMMISSION OF TEXAS LETTERHEAD]



February 4, 1998

Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Mr. Katz,

         Texas Utilities Company ("Texas Utilities") has advised the Railroad Commission of Texas ("Commission") that a subsidiary of Texas Utilities is considering acquisition of The Energy Group PLC, a foreign utility company operating in England and Wales. In connection with such activities, Texas Utilities has requested that the Commission provide you with the certification contemplated in Section 33(a)(2) of the Public Utility Holding Company Act of 1935 (15 U.S.C. 79 et seq.).

         As the State Commission having jurisdiction over the wholesale and retail gas rates of Texas Utilities and its subsidiaries, the Commission hereby certifies that it:

            i.) has the authority and resources to protect the ratepayers of Texas Utilities and its subsidiaries subject to Commission jurisdiction, and

            ii.) intends to exercise such authority.

         This certification is intended to be applicable with respect to the above described transaction and such other foreign utility company ventures in which Texas Utilities or its subsidiaries may seek to obtain an ownership interest, but is conditioned on and subject to being revised or withdrawn as to any future acquisitions. Texas Utilities has represented that it will timely inform this Commission of any efforts by it or its subsidiaries to seek ownership interest in other foreign utility companies.

Sincerely,

/s/ R.L. Kitchens
----------------------------------------
Ronald L. Kitchens
Director, Gas Services Division
On behalf of the Railroad Commission of Texas

cc:   Office of Public Utility Regulation
      Securities and Exchange Commission
      450 Fifth Street, NW
      Washington, D.C. 20549